UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2019
Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Tohma

On October 15, 2019, Ahmet Tohma (age 39) was appointed as a member of the board of directors (the “Board of Directors”) of Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”), to serve until the earlier of his removal in accordance with the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended; his death or resignation.
Since August 2019, Mr. Tohma has been a Finance Director at Ciner Group. From 2003 until August 2019, Mr. Tohma worked in various management roles at Turkiye Garanti Bankasi (“Garanti”) in Turkey, a Turkish financial services company, and most recently as the Executive Vice President responsible for the Corporate Finance Department at Garanti Securities beginning in 2018. Mr. Tohma’s experience at Garanti included his roles as an internal auditor until February 2009 and as a member of the Project and Acquisition Finance Department until 2018, where he frequently engaged in project finance transactions in the energy and industrial sectors. Mr. Tohma is a citizen of the Republic of Turkey and earned a Bachelor of Science degree in Industrial Engineering from the Middle East Technical University in Turkey in 2003. He has also participated in executive programs at Bocconi University and Columbia Business School, where he focused on Business Administration and Strategy. The General Partner believes that Mr. Tohma’s familiarity with the soda ash and mining industries and his business acumen provide him with the necessary skills to be a member of the Board of Directors.

There are no arrangements or understandings between Mr. Tohma and any other person pursuant to which he was appointed to serve as a director of the Board of Directors. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Tohma has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Tohma and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with Mr. Tohma’s appointment, and there was no grant or award made by the Partnership or the General Partner to Mr. Tohma or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: October 16, 2019

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Oğuz Erkan
Oğuz Erkan
President, Chief Executive Officer and Chairman of the Board of Directors